Exhibit 24 to Form 4

                             CONFIRMATION STATEMENT


         I, Robert G. Moussa, hereby authorize and designate Hedger & Hedger, by Raymond C. Hedger, Jr. or Samantha J. Prince, to file on my behalf with the United States Securities and Exchange Commission Form ID Application Acknowledgment, Form 3-Initial Statement of Beneficial Ownership of Securities, Form 4-Statement of Changes in Beneficial Ownership, Form 5-Annual Statement of Changes in Beneficial Ownership, and Schedules 13D and 13G-Information Statements pursuant to Rules 13d-1 and 13d-2, during my tenure as a director of Derma Sciences, Inc.



Date:  May 20, 2005                                /s/ Robert G. Moussa
                                                   --------------------------
                                                   Robert G. Moussa